Pollard-Kelley Auditing Services, Inc.……………………………………………………………
Auditing Services                                          4500 Rockside Road,, Suite 450, Independence, OH  44131,   330-836-2558

October 13, 2008

Securities and Exchange Commission
Washington, DC 20549

RE: VisiTrade, Inc.

Ladies and Gentlemen:

Visitrade, Inc. has the permission to use our audit opinion dated November 27, 2007 in the Company’s Amended Form 10 filing.

Signed

/s/ Pollard-Kelley Auditing Services, Inc.

Pollard-Kelley Auditing Services, Inc.